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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of Earliest Event Reported):
                                DECEMBER 8, 1999


                                  AMRESCO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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
          State of Delaware                       0-8630                                59-1781257
      (STATE OF INCORPORATION)             (COMMISSION FILE NO.)             (IRS EMPLOYER IDENTIFICATION NO.)
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                             700 North Pearl Street
                               Suite 2400, LB 342
                            Dallas, Texas 75201-7424
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       Registrant's telephone number, including area code: (214) 953-7700

                                    No Change
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5. OTHER EVENTS

                           Sale of Certain Businesses

         General. On December 8, 1999, AMRESCO, INC. (collectively with the selling subsidiaries described herein, the "COMPANY") and certain of its subsidiaries, being AMRESCO Management, Inc., AMRESCO Services, L.P., AMRESCO Capital, L.P., Holliday Fenoglio Fowler, L.P., AMRESCO Commercial Finance, Inc., AMRESCO-Institutional, Inc., AMRESCO Mortgage Capital, Inc., AMRESCO Equity Investments II, Inc., AMRESCO Equities Canada Inc., AMRESCO Financial I, L.P., AMRESCO Securities, Inc., AMRESCO Portfolio Investments, Inc. and AMRESCO Principal Managers II, Inc., as sellers, and Lend Lease (US) Services, Inc. ("LEND LEASE"), as purchaser, entered into an Asset Purchase Agreement (the "PURCHASE AGREEMENT") pursuant to which the Company agreed to sell to Lend Lease the Company's asset management, commercial mortgage banking (including commercial mortgage servicing, commercial mortgage brokerage and commercial loan origination (excluding the Company's conduit lending programs)) and real estate structured finance businesses (the "BUSINESSES"). The transaction encompasses both the domestic and international operations of the Businesses, other than those Business operations conducted in Europe.

         Purchase Price. The gross, unadjusted purchase price for the Businesses is $247.5 million (the "CONSIDERATION"). The Consideration will be comprised of $225.5 million of cash paid at closing and an unsecured, non-negotiable promissory note of Lend Lease (the "NOTE") aggregating $25.0 million. The Consideration received at closing will be adjusted for estimated increases or decreases in the net working capital of the Businesses and decreases in the estimated revenues to be received by Lend Lease pursuant to certain servicing agreements as a result of pre-closing asset sales. After closing, the actual amount of these adjustments will be calculated as of the closing date, and the parties will promptly compensate each other for any difference with the estimated adjustments. Additionally, the amount of Consideration paid will be reduced on an item-by-item basis for certain significant consents or approvals not obtained by the Company at the time of closing. If any of these consents or approvals are obtained within one year of the closing and certain other conditions are satisfied, the amount of the corresponding closing reduction will be repaid to the Company. The purchase price was the result of arms-length negotiations between the parties.

         Interest on the Note accrues at a rate of 7.5% per annum. The initial principal payment under the Note is due on the second anniversary of closing. Payment of the principal will be subject to and may be offset by any obligation of the Company owed to Lend Lease under the Purchase Agreement or other related agreements, including the Company's indemnity obligations thereunder. The Note will not be paid in full until all indemnity claims of Lend Lease or other permitted holdbacks have been finally resolved.

         Purchased Assets. The Purchase Agreement generally provides that Lend Lease will acquire substantially all of the assets (the "PURCHASED ASSETS") used in the Businesses. The Purchased Assets include the Businesses' real property, real property leases, fixtures and improvements, furniture, office equipment and similar tangible personal property, permits (to the extent transferable), intellectual property, various servicing and other agreements, accounts receivable, earned and unearned fees and cash. In addition, certain computer hardware and software will also be conveyed as well as the equity interests of certain co-investments related



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to the Businesses and certain foreign subsidiaries. Lend Lease will assume certain liabilities associated with the Purchased Assets. With certain exceptions, Lend Lease will not be acquiring the loans and other financial-type assets (e.g., residual and subordinated interests in securitizations) of the Company, whether or not originated by the Businesses.

         Lend Lease will assume certain pre-closing liabilities relating to the Businesses, including certain accounts payable accrued in the ordinary course of business and included in the net working capital of the Businesses and certain obligations to employees hired by Lend Lease to the extent included in the net working capital of the Businesses. Outside of enumerated liabilities or obligations expressly assumed by Lend Lease, all pre-closing liabilities and obligations related to the Businesses will remain with the Company.

         Representations and Warranties. The Purchase Agreement contains various representations and warranties customary for asset purchase transactions. The representations and warranties address various matters, including the authorization of the Purchase Agreement, required consents, power and authority, litigation, compliance with laws, title to the assets being conveyed, intellectual property rights and software matters, accuracy of the information supplied to Lend Lease by the Company, absence of changes and undisclosed liabilities, and servicing contract matters.

         Closing and Conditions to Closing. Closing of the transaction will occur upon satisfaction of various conditions to closing. Closing is to occur on or prior to April 14, 2000. Lend Lease's closing conditions include, among others, the absence of any material litigation, the continued accuracy of the representations and warranties of the parties, the receipt of required governmental approvals and other third party consents and releases, the delivery of favorable opinions of counsel, the retention of key employees, the execution and delivery of various ancillary documents, the receipt of solvency and fairness opinions regarding the Company, the lack of material adverse changes in respect of the Businesses or events that might give rise to bankruptcy proceedings in respect to the Company, the absence of additional material encumbrances and liabilities, the amendment of a particular limited liability company agreement, the maintenance of financial ratings of the Company's servicing division, the absence of material default on the Company's debt, and the completion of a refinancing by Lend Lease of a warehouse facility in respect of one of the Businesses. There can be no assurance that all required consents can be obtained, that all such closing conditions can be satisfied or that the transactions contemplated by the Purchase Agreement will be consummated.

         Covenants. The Purchase Agreement imposes restrictions and requirements on the operations of the Company between the date of the Purchase Agreement and the closing. Generally, the Company must use its best reasonable efforts to maintain the Businesses in their form and substance as of the date of the Purchase Agreement. With certain exceptions, the interim operations of the Businesses may not include the making or amendment of any agreement involving payments of $100,000 or more, the hiring of employees with an annual base salary over $45,000, merger, consolidation, or sale of all or substantially all assets, an increase in employee compensation, the execution of employment and consulting agreements, the modification of current employee benefit plans and distributions (except as required by law), the removal or replacement of assets, the sale or purchase of assets over $50,000, the disposition of servicing rights, the alteration of material practices regarding accounts payable and accounts receivable, the initiation of any bankruptcy or insolvency proceeding or the incurrence of



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additional liens and encumbrances. Additionally, AMRESCO, INC. and its subsidiaries that are not parties to the Purchase Agreement are prohibited from engaging in any merger, consolidation or sale of all or substantially all assets unless the transaction gives full effect and recognition to the Purchase Agreement. Following closing, the Company may neither compete, directly or indirectly, in any manner with the Businesses nor solicit employees, customers, clients, suppliers, or licensors with respect to any business conducted by the Company substantially similar to the Businesses.

         Termination. The Purchase Agreement provides for certain customary termination rights, and contains a no fault termination date of April 14, 2000 by either the Company or Lend Lease. Principally, Lend Lease is given the right to terminate the Purchase Agreement if the Company fails to meet the conditions of closing, files for or becomes subject to a bankruptcy proceeding or is lead to believe that it will not be able to obtain the required solvency and fairness opinions. If Lend Lease terminates the Purchase Agreement as permitted and the Company enters into an agreement to sell or otherwise dispose of all or a significant portion of the Businesses or the Purchased Assets within 12 months thereof, the Company must pay a termination fee of up to $23.5 million.

         Survival and Indemnification. Generally, the representations and warranties survive until the second anniversary of closing. Certain representations and warranties survive indefinitely or until expiration of the applicable statute of limitations. The Purchase Agreement provides that the respective parties will indemnify the other for certain breaches, actions or other claims, including claims arising with respect to liabilities to be assumed by Lend Lease or retained by the Company. The indemnities made by each of the Company and Lend Lease are subject to a basket or floor of $750,000 before any claim can be pursued against the indemnifying party. The indemnity of the Company is subject to a cap of $100 million for breaches of representations and warranties claimed through the first anniversary of closing and, thereafter, $50 million (plus claims made during the first year). Lend Lease's indemnity is limited to $25 million in the aggregate.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (c)      Exhibits

          2.1 Asset Purchase Agreement, dated as of December 8, 1999, by and among the Company, AMRESCO Management, Inc., AMRESCO Services, L.P., AMRESCO Capital, L.P., Holliday Fenoglio Fowler, L.P., AMRESCO Commercial Finance, Inc., AMRESCO- Institutional, INC., AMRESCO Mortgage Capital, Inc., AMRESCO Equity Investments II, Inc., AMRESCO Equities Canada Inc., AMRESCO Financial I, L.P., AMRESCO Securities, Inc., AMRESCO Portfolio Investments, Inc., AMRESCO Principal Managers II, Inc., and Lend Lease (US) Services, Inc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMRESCO, INC.



Date:    January 7, 2000               By:   /s/ L. KEITH BLACKWELL
                                          --------------------------------------
                                           Name:  L. Keith Blackwell
                                           Title: Senior Vice President, General
                                                  Counsel, and Secretary





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                                 EXHIBIT INDEX

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EXHIBIT
NUMBER                   DESCRIPTION
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
  2.1 Asset Purchase Agreement, dated as of December 8, 1999, by and among the Company, AMRESCO Management, Inc., AMRESCO Services, L.P., AMRESCO Capital, L.P., Holliday Fenoglio Fowler, L.P., AMRESCO Commercial Finance, Inc., AMRESCO-Institutional, INC., AMRESCO Mortgage Capital, Inc., AMRESCO Equity Investments II, Inc., AMRESCO Equities Canada Inc., AMRESCO Financial I, L.P., AMRESCO Securities, Inc., AMRESCO Portfolio Investments, Inc., AMRESCO Principal Managers II, Inc., and Lend Lease (US) Services, Inc.
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